UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2007

JACLYN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-5863 (Commission File No.)	22-1432053 (IRS Employer Identification No.)

197 West Spring Valley Road Maywood, New Jersey		07607
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (201) 909-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 20, 2007, Jaclyn, Inc. (the “Company”) entered into a Fourth Amendment (the “Amendment”) to Revolving Loan Agreement, Promissory Note and Other Loan Documents (as amended to date, the “Loan Agreement”) with TD Banknorth, N.A., successor by merger to Hudson United Bank. Under the Loan Agreement, the Company may purchase shares of its common stock subject to certain conditions. The Amendment modified the Loan Agreement to increase to $3,000,000 the aggregate dollar amount of permitted purchases by the Company of its shares of common stock during the period ending on June 30, 2009, as well as to expressly permit the use of proceeds of loans under the Loan Agreement to make such purchases.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached to this Report on Form 8-K as Exhibit 10.01 and which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

10.01	Fourth Amendment to Revolving Loan Agreement, Promissory Note and Other Loan Documents dated December 20, 2007 between the Company and TD Banknorth, N.A.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 21, 2007	JACLYN, INC.

By: /s/ Anthony Christon
Anthony Christon,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.01	Fourth Amendment to Revolving Loan Agreement, Promissory Note and Other Loan Documents dated December 20, 2007 between the Company and TD Banknorth, N.A.